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                                  Exhibit 23.2



                         Consent of Arthur Andersen LLP




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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To EA Industries, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our report dated April 14, 1995 included in EA Industries, Inc.'s (formerly known as Electronic Associates, Inc.) Form 10-K for the year ended December 31, 1994, as amended by Form
10-K/A dated April 28, 1995 and to all references to our firm included in or made a part of this registration statement.




                                                      /s/ Arthur Andersen LLP
                                                     -------------------------
                                                     ARTHUR ANDERSEN LLP
Roseland, New Jersey
February 7, 1996